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                                                                   Exhibit 23.02


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement dated April 18, 2002 and related Prospectus of Salem Communications Corporation and to the incorporation by reference therein of our report dated February 26, 2002, with respect to the consolidated financial statements and schedule of Salem Communications Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                   /s/Ernst & Young LLP
                                   ------------------------------


Woodland Hills, CA
May 10, 2002